SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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Everbridge, Inc.

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April 7, 2017

To our stockholders:

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders to be held on Wednesday, May 17, 2017 at 10:00 a.m. at our executive offices, located at 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of a paper copy of this proxy statement and our 2016 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2016 Annual Report and a form of proxy card or voting instruction card. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

Thank you for your ongoing support of and continued interest in Everbridge. We look forward to seeing you at the Annual Meeting.

Sincerely,

Jaime Ellertson

President, Chief Executive Officer and Chairman of the Board of Directors

EVERBRIDGE, INC.

25 Corporate Drive, 4th Floor

Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 17, 2017

To the Stockholders of Everbridge, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Everbridge, Inc., a Delaware corporation (the “Company”) will be held on Wednesday, May 17, 2017 at 10:00 a.m. local time at the Company’s executive offices, located at 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803, for the following purposes:

1.	To elect the nominee for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2020 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

3.	To conduct any other business properly brought before the Annual Meeting (including adjournments, continuations and postponements thereof).

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 28, 2017. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Elliot J. Mark,

Corporate Secretary

Burlington, Massachusetts

April 7, 2017

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

EVERBRIDGE, INC.

25 Corporate Drive, 4th Floor

Burlington, Massachusetts 01803

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 17, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Everbridge, Inc. (the “Board”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Everbridge, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Wednesday, May 17, 2017 at 10:00 a.m. local time at the Company’s executive offices, located at 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016, are being distributed and made available on or about April 7, 2017. As used in this Proxy Statement, references to “we,” “us,” “our,” “Everbridge” and the “Company” refer to Everbridge, Inc. and our consolidated subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 7, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after April 7, 2017.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday, May 17, 2017 at 10:00 a.m. local time at Everbridge’s executive offices, located at 25 Corporate Drive, 4th Floor, Burlington, MA 01803. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 28, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 27,235,785 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 28, 2017, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 28, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of one director to hold office until the 2020 Annual Meeting of Stockholders; and

•	Ratification of selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “FOR” the nominee to the Board or you may “WITHHOLD” your vote for the nominee. Proxies cannot be voted for a greater number of persons than the one nominee named in this Proxy Statement. For the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or printed proxy card. Your telephone vote must be received by 1:00 a.m., Central Time, on May 17, 2017 to be counted.

•	To vote through the Internet, go to www.envisionreports.com/evgb to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 1:00 a.m., Central Time, on May 17, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the Internet, over the telephone, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 28, 2017.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the Internet or by completing the printed proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the nominee for director and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary, Everbridge, Inc., 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by telephone or vote through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change those instructions.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 8, 2017, to our Corporate Secretary, Everbridge, Inc., 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2018 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 16, 2018 nor earlier than the close of business on January 16, 2018. However, if our 2018 Annual Meeting of Stockholders is not held between April 16, 2018 and June 16, 2018, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting of Stockholders is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes and, with respect to the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, votes “FOR,” “AGAINST” and abstentions. For Proposal 2, an abstention will have the same effect as an “AGAINST” vote. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The nominee receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the matter	None	None

2	Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 27,235,785 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

There are two directors in the class whose term of office expires in 2017: Jaime Ellertson and Cinta Putra. Ms. Putra, current Class I director, has decided not to stand for re-election at the Annual Meeting. Our Board has nominated Mr. Ellertson for re-election at the Annual Meeting to serve as the Class I director, and, if elected at the Annual Meeting, he would serve until the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. Mr. Ellertson was recommended for election by the Nominating and Corporate Governance Committee and is currently serving as a director of the Company.

The Board presently has six members. The Board has decreased the fixed number of directors to five, effective upon the election of directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee that we will propose. Mr. Ellertson has agreed to serve if elected. Our management has no reason to believe that he will be unable to serve.

The following is a brief biography of the nominee and each director whose term will continue after the Annual Meeting.

Nominee for Election for a Three-Year Term Expiring at the 2020 Annual Meeting

Jaime Ellertson, age 59, has served as our President and Chief Executive Officer since September 2011 and as Chairman of our Board since March 2011, after joining our Board in April 2010. From November 2010 to September 2011, Mr. Ellertson was Chief Executive Officer and chairman of the board of directors of CloudFloor Corporation, a provider of cloud solutions, which we acquired in 2011. Previously, Mr. Ellertson served as the Chief Executive Officer and President and as a member of the board of directors of Gomez Inc., a company specializing in monitoring and managing website data and web application performance, from December 2005 to October 2010. From 2000 to July 2005, Mr. Ellertson served as Chief Executive Officer and President and as a member of the board of directors of S1 Corporation, a software provider to the financial services marketplace, which was acquired by ACI Worldwide Inc. He also previously served as chairman of the board of directors and Chief Executive Officer of Interleaf, Inc., a provider of software tools for e-content management, from 1997 until its acquisition by BroadVision, Inc. in April 2000, after which he served as Executive Vice President and General Manager of Worldwide Strategic Operations for BroadVision, a provider of self-service applications, until November 2000. Earlier in his career, Mr. Ellertson founded several software companies including Openware Technologies Inc., Document Automation Corporation and Purview Technologies Inc. Since June 2014, Mr. Ellertson has served as chairman of the board of directors of hVIVO PLC, a viral challenge and services company, and since August 2012, Mr. Ellertson has served as a member of the board of directors of PeopleFluent, Inc., a provider of human capital management software and services. From December 2010 to December 2014, Mr. Ellertson served as a member of the board of director of Qvidian, a provider of cloud-based sales execution solutions. Our Board believes that Mr. Ellertson’s business expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE.

Directors Continuing in Office Until the 2018 Annual Meeting

David Henshall, age 48, has served a member of our Board since July 2015. Mr. Henshall has served as Executive Vice President and Chief Financial Officer of Citrix Systems, Inc., a provider of workplace mobility solutions, since September 2011 and as Citrix’s Chief Operating Officer since February 2014. Mr. Henshall served as Citrix’s Acting Chief Executive Officer and President from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as Citrix’s Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as Citrix’s Vice President and Chief Financial Officer. Since January 2017, Mr. Henshall has served on the board of directors of LogMeIn, Inc., a provider of cloud-based remote connectivity service. Our Board believes that Mr. Henshall’s financial expertise and experience on the technology industry qualify him to serve on our Board.

Kent Mathy, age 57, has served as a member of our Board since August 2012. Since January 2017, Mr. Mathy has served as CEO of Sequential Technology International, a business process outsourcer for wireline/wireless telecommunication, broadband, cable/MSO, and satellite service providers. Mr. Mathy retired from AT&T in December 2016, having served in various management positions for 31 years. Most recently, he was President, Southeast Region of AT&T Mobility From November 2013 to December 2016, and President, North Central Region for AT&T Mobility from November 2008 to November 2013. Mr. Mathy holds a B.A. in marketing from the University of Wisconsin-Oshkosh and attended the University of Michigan, Executive Program in 1993. Our Board believes Mr. Mathy’s experience in the telecommunications industry qualifies him to serve on our Board.

Directors Continuing in Office Until the 2019 Annual Meeting

Richard D’Amore, age 63, has served as a member of our Board since April 2015. Mr. D’Amore has been a General Partner of North Bridge Venture Partners, an early-stage venture capital and growth equity firm, since its inception in 1994. From 1982 until starting North Bridge, Mr. D’Amore served in various roles at Hambro International Equity Partners. Previously, Mr. D’Amore worked as a consultant at Bain and Company and as a certified public accountant with Arthur Young and Company. Mr. D’Amore has served as a member of the board of directors of Veeco Instruments, Inc., a developer and manufacturer of electronics equipment, since 1990. From 1997 to 2010, Mr. D’Amore served as a member of the board of directors of Phase Forward Incorporated, a provider of software solutions for clinical trial and drug safety monitoring that was acquired by Oracle Corporation. Mr. D’Amore holds a B.S. in business from Northeastern University and an M.B.A. from Harvard Business School. Our Board believes that Mr. D’Amore’s broad entrepreneurial experience and his extensive service on public company boards qualify him to serve on our Board.

Bruns Grayson, age 69, has served as a member of our Board since 2011. Mr. Grayson is a managing partner at ABS Ventures, a venture capital firm, where he has managed all of the firm’s venture capital partnerships since 1983. Mr. Grayson began his career as a venture capitalist in 1981 at Adler & Co., a venture capital firm. Previously, Mr. Grayson was an associate at McKinsey and Co., a management consulting firm. From May 2009 to December 2013, Mr. Grayson served as a member of the board of directors of Active Network, Inc., a provider of cloud computing applications. Mr. Grayson holds a B.A. in history from Harvard College, an M.A. in politics and philosophy from Oxford University and a J.D. from the University of Virginia Law School. Our Board believes that Mr. Grayson’s experience investing in technology business and his service on numerous private and public company boards qualify him to serve on our Board.

Director Retiring After 2017 Annual Meeting

Cinta Putra, age 51, has served as a member of our Board since November 2002. Ms. Putra was a co-founder of Everbridge and served as our Chief Executive Officer from November 2002 to September 2011 and as our Chief Financial Officer and Senior Vice President, Business Operations from September 2011 to November 2014. Since November 2016, Ms. Putra has served as the President and Chief Executive Officer of Kodaina, Inc., an

investment management company, and since January 2016, she has served as the Chief Executive Officer of Eve Hansen LP, a cosmetics company. Our Board believes that Ms. Putra’s deep understanding of our business and technology and her role as a co-founder of our company qualify her to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under NASDAQ Stock Market (“NASDAQ”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board determined that Messrs. D’Amore, Grayson, Henshall and Mathy, representing four of our six directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of NASDAQ. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Our Board is currently chaired by Mr. Ellertson, our Chief Executive Officer. The positions of Chairman of the Board and Chief Executive Officer have historically been combined, and Mr. Ellertson holds both positions. We believe this Board leadership structure is currently appropriate because of the efficiencies achieved in having the role of Chairman and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that Mr. Ellertson possesses greatly enhances the decision making processes of the Board as a whole.

Our corporate governance guidelines provide that one of our independent directors shall serve as a lead independent director at any time when an independent director is not serving as the Chairman of the Board. Our Board has appointed Mr. Grayson to serve as our lead independent director. As lead independent director, Mr. Grayson presides over periodic meetings of our independent directors, coordinates activities of the independent directors and performs such additional duties as our Board may otherwise determine and delegate.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board met five times during 2016. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2016 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Richard D’Amore	X	*	X
Bruns Grayson			X	*	X
Kent Mathy	X		X		X
David Henshall	X				X	*
Total meetings in fiscal 2016	5		4		0

*	Committee Chairman

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that, except as specifically described below, each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company’s independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Messrs. D’Amore, Henshall, and Mathy. The Audit Committee met five times during 2016. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://ir.everbridge.com.

Under Rule 10A-3 under the Exchange Act, we are permitted to phase in our compliance with the independent audit committee requirements set forth in Rule 5605(c) of NASDAQ listing rules and Rule 10A-3 as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. Our Board has determined that each of Messrs. D’Amore, Henshall, and Mathy are independent directors under NASDAQ listing rules and under Rule 10A-3 under the Exchange Act.

The Board has also determined that Mr. D’Amore qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. D’Amore’s level of knowledge and experience based on a number of factors, including his formal education and experience. This designation does not impose on Mr. D’Amore any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted,

Richard D’Amore

David Henshall

Kent Mathy

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Grayson, D’Amore, and Mathy. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing rules). The Compensation Committee met four times during 2016. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://ir.everbridge.com.

The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;

•	evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management; and

•	administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and NASDAQ requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

After taking into consideration the six factors prescribed by the SEC and NASDAQ, the Compensation Committee has engaged FW Cook (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant has no conflicts of interest in connection with its provision of services to the Compensation Committee. Specifically, the Compensation Committee has engaged the Consultant to suggest a peer company group composed of public companies comparable to us and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers against compensation for similarly situated executives at our peer group companies. Our management does not have the ability to direct the Consultant’s work.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first or fourth quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Henshall, Grayson and Mathy. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing rules). The Nominating and Corporate Governance Committee did not formally meet during 2016. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://ir.everbridge.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Everbridge, Inc., 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Stockholder communications will be reviewed by the Corporate Secretary of the Company, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Code of Ethics

We have adopted the Everbridge, Inc. Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website at http://ir.everbridge.com. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

In July 2015, the Board documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at http://ir.everbridge.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has been engaged by the Audit Committee to audit our financial statements since 2013. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2016 and 2015 by KPMG LLP.

	Fiscal Year Ended December 31,
	2016	2015
Audit Fees(1)	$814,900	$2,250,600
Audit-related Fees	—	—
Tax Fees(2)	$138,300	$132,000
All Other Fees	—	—

Total Fees	$953,200	$2,382,600

(1)	Represents fees billed for professional services provided in connection with the annual audit of the Company’s consolidated financial statements, the review of our quarterly financial statements, the review of our registration statement on Form S-1 and other matters related to our initial public offering, as well as consultations on accounting matters directly related to the audit, comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)	Represents fees billed for professional services provided for tax compliance, advice and planning.

All auditor fees must be approved by our Audit Committee and all fees described above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers.

Name	Title
Jaime Ellertson	President, Chief Executive Officer and Chairman of the Board of Directors
Kenneth S. Goldman	Senior Vice President, Chief Financial Officer and Treasurer
Scott Burnett	Senior Vice President, Operations
Yuan Cheng	Senior Vice President, Engineering
Claudia Dent	Senior Vice President, Product Management
Nicholas Hawkins	Managing Director, EMEA
Elliot J. Mark	Senior Vice President, General Counsel and Corporate Secretary
Imad Mouline	Senior Vice President and Chief Technology Officer
Gary Phillips	Senior Vice President, Sales
Joel Rosen	Chief Marketing Officer

Jaime Ellertson. Biographical information for Mr. Ellertson is included above with the director biographies under the caption “Nominee for Election for a Three-Year Term Expiring at the 2020 Annual Meeting.”

Kenneth S. Goldman, age 58, has served as our Senior Vice President and Chief Financial Officer since April 2015. From July 2014 to March 2015, Mr. Goldman was Executive Vice President and Chief Financial Officer of Fiksu, Inc., a provider of mobile application marketing technologies. Previously, Mr. Goldman served as Executive Vice President and Chief Financial Officer of Black Duck Software, Inc., an open source software solutions provider, from March 2008 to July 2014, as Senior Vice President, Chief Financial Officer and a member of the board of directors of Salary.com, a provider of compensation management software, from March 2006 to February 2008, as a principal and Mirus Capital Advisors, Inc., an investment banking firm, from April 2004 to March 2006. Earlier in his career, Mr. Goldman held financial executive leadership positions at LODESTAR Corporation, a provider of software solutions for energy market participants that was acquired by Oracle Corporation, Student Advantage, Inc., a provider of marketing and commerce solutions aimed at college students, and MediaMap, Inc., a provider of workflow and database management solutions that was acquired by Cision, Inc. Mr. Goldman began his career at KPMG LLP. He is a CPA and holds a B.S. in accounting and managerial law & public policy, from the Martin J. Whitman School of Management at Syracuse University.

Scott Burnett, age 51, has served as our Senior Vice President, Operations since March 2013. From March 2011 to March 2013, Mr. Burnett served as Executive Vice President, Product Development, Engineering and Operations for Axeda Corporation, a provider of software for connected products that was acquired by PTC. Previously, Mr. Burnett served as Vice President, Global Engineering and Operations of Compuware’s Application Performance Management Solutions division from January 2010 to March 2011 and as Vice President, Global Engineering and Operations of Gomez, from September 2007 to January 2010. Earlier in his career, Mr. Burnett held positions at Arbor Networks, a provider of network security solutions, ModusLink Global Solutions, Inc. (formerly CMGI, Inc.), an Internet investment and holding company, and Liberty Global plc, a telecommunications company. Mr. Burnett holds a B.S.E.E. in electrical engineering and computer science from the Georgia Institute of Technology and an M.S.E.E. in electrical engineering and communication systems management from Southern Methodist University.

Yuan Cheng, age 45, has served as our Senior Vice President, Engineering since April 2012. From March 2011 to April 2012, Mr. Cheng served as Chief Executive Officer of Hypersun Group Ltd., an internet and software engineering services firm, which we acquired in 2012. Previously, Mr. Cheng served as General Manager of Gomez’s China operations from March 2006 to February 2011 and as manager of the BroadVision Commerce product at BroadVision from January 2001 to January 2006. Mr. Cheng holds a B.E. in precisions instruments from Tsinghua University and a Ph.D. in mechanical engineering from the Massachusetts Institute of Technology.

Claudia Dent, age 56, has served as our Senior Vice President, Product Management since November 2016. From August 2012 to November 2016, Ms. Dent served as our Vice President, Product Management. From November 2010 to July 2012, Ms. Dent served as Vice President, Product Management of the Application Performance Management Solutions division of Compuware, and as Vice President, Product Management of Gomez, a company specializing in monitoring and managing website data and web application performance, from December 2008 to November 2010. Previously, Ms. Dent served as Senior Vice President of Marketing for Ounce Labs, a security software company from June 2006 to September 2008. Earlier in her career, Ms. Dent served as Vice President, Business Development at Rational IBM, Vice President and General Manager, Rational Suite Business Unit, of Rational Software and held other sales, marketing and product management positions at Interleaf and IBM. Ms. Dent holds a B.S. in Electrical Engineering from the University of Rhode Island.

Nicholas Hawkins, age 55, has served as our Managing Director, EMEA, since April 2015. From March 2012 to March 2015, Mr. Hawkins served as Vice President of Sales, EMEA at Trustwave Holdings, Inc., an information security company, from January 2010 to January 2012, Mr. Hawkins served as Vice President, EMEA Managed Service Products at M86 Security Ltd., an information security company, and from January 2008 to December 2009, Mr. Hawkins served as Vice President, EMEA Sales at M86 Security. Earlier in his career, Mr. Hawkins held sales positions at Marshal Systems Ltd., a global information security company, and MessageLabs, an integrated messaging and web security services company that was acquired by Symantec Corporation. Mr. Hawkins joined the Metropolitan Police in 1980 and served as an operational police officer in London for 10 years.

Elliot J. Mark, age 51, has served as our Senior Vice President, General Counsel and Corporate Secretary since November 2015. From September 2010 to November 2015, Mr. Mark served as Vice President and General Counsel of Northern Power Systems Corp., a designer and manufacturer of wind turbines and power converters. Previously, Mr. Mark served as General Counsel of Gomez from May 2009 to February 2010, as Senior Vice President and General Counsel of Salary.com from October 2006 to January 2009 and as Senior Vice President and General Counsel of Viisage Technology, Inc., a provider of identity verification technology, from August 2003 to September 2006. Earlier in his career, Mr. Mark held positions at eRoom Technology Inc., a provider of collaboration software, SimPlayer.com Ltd., a sports media technology company, Arthur D. Little Inc., a management consulting firm, and Molten Metal Technology Inc., a recycling technology company. Mr. Mark holds a B.A. in international relations from Wesleyan University and a J.D. from Georgetown University Law Center.

Imad Mouline, age 46, has served as our Senior Vice President and Chief Technology Officer since September 2011. From March 2011 to September 2011, Mr. Mouline was Chief Technology Officer of CloudFloor. Previously, Mr. Mouline served as Chief Technology Officer of Compuware Corporation’s Application Performance Management Solutions division from November 2009 to March 2011, as Chief Technology Officer of Gomez from January 2006 to November 2009 and as Chief Technology Officer of S1 from June 2001 to October 2005. Earlier in his career, Mr. Mouline held positions at BroadVision and Interleaf. Mr. Mouline holds an S.B. in Management Science / Information Technology from the Massachusetts Institute of Technology.

Gary Phillips, age 57, has served as our Senior Vice President, Sales since January 2012. From March 2010 to December 2011, Mr. Phillips served Vice President, North American Sales of Compuware’s Application Performance Management Solutions division and as Vice President, North American Sales of Gomez from September 2009 to March 2010. Previously, Mr. Phillips served as Chief Executive Officer of Marathon Technologies Corp., a software and network technology company, from May 2005 to July 2009. Earlier in his career, Mr. Phillips held positions at Avaki, a provider of enterprise network solutions, BroadVision and Interleaf, a provider of software products for the publishing industry. Mr. Phillips holds a B.S. in business administration and marketing from Plymouth State University.

Joel Rosen, age 59, has served as our Chief Marketing Officer since January 2016. From September 2013 to October 2015, Mr. Rosen served as Executive Vice President, Product and Marketing of Endurance International

Group, Inc., a web hosting company. Previously, Mr. Rosen was a principal at Landmark Associates, a consulting company, from September 2008 to September 2013, was President and Chief Executive Officer of Tizor Systems, Inc., a data security company which was subsequently acquired by Netezza Corp., from June 2006 to August 2008 and was a partner at Charles River Ventures, a venture capital firm, from September 2001 to June 2005. Earlier in his career, Mr. Rosen was President and Chief Executive Officer of NaviSite Inc., a web hosting company which was subsequently acquired by Time Warner Cable Inc., and also held positions at Aspen Technology, Inc., a software solutions provider for process manufacturers, and at Bain & Company, a management consulting firm. Mr. Rosen holds a B.A. in economics from Harvard University and an M.B.A. from Harvard Business School.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of December 31, 2016 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table prior to this offering is based upon 27,150,674 shares of common stock outstanding as of December 31, 2016. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before March 1, 2017, which is 60 days after December 31, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Everbridge, Inc., 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% or greater stockholders:
Entities affiliated with ABS Ventures IX, L.P.(1)	5,883,032	21.7%
Jaime Ellertson(2)	2,579,798	9.4
Cinta Putra(3)	2,009,378	7.4
Dragoneer Global Fund II, L.P.(4)	2,115,438	7.8%

Named executive officers and directors:
Elliot J. Mark(5)	19,021	*
Joel Rosen(5)	26,087	*
Richard D’Amore(4)	8,695	*
Bruns Grayson(1)	5,883,032	21.7
David Henshall(4)	8,695	*
Kent Mathy(4)	53,190	*
All current executive officers and directors as a group (15 persons)(6)	11,546,763	41.4%

*	Represents beneficial ownership of less than 1%.
(1)

Includes 5,874,337 shares of common stock held by ABS Ventures IX, L.P. Calvert Capital V LLC is the general partner of ABS Ventures IX, L.P. Bruns Grayson, the managing member of Calvert Capital V LLC, has voting and dispositive power with respect to the shares held by ABS Ventures IX, L.P. R. William Burgess, Jr. is also a managing member of Calvert Capital V LLC and shares voting and dispositive power with respect to the securities held by ABS Ventures IX, L.P. Also includes 8,695 shares of common stock issuable upon the exercise of options that are exercisable on or before March 1, 2017 held by Bruns Grayson. The address of the entities affiliated with ABS Ventures is 950 Winter Street, Waltham, Massachusetts 02451.
(2)	Includes 195,470 shares of common stock issuable upon the exercise of options that are exercisable on or before March 1, 2017 and 86,956 shares of common stock held by one of Mr. Ellertson’s children.
(3)	Includes (i) 941,917 shares of common stock held by the Steven T. Kirchmeier and Cintawati W. Putra Living Trust Dated May 5, 2015 (the “Living Trust”), of which Ms. Putra and Steven Kirchmeier, Ms. Putra’s spouse, are trustees, (ii) 521,739 shares of common stock held by the Cintawati W. Putra 2015 Grantor Retained Annuity Trust (the “Putra Trust”), of which Ms. Putra and Mr. Kirchmeier are trustees, (iii) 521,739 shares of common stock held by the Steven T. Kirchmeier 2015 Grantor Retained Annuity Trust (the “Kirchmeier Trust”), of which Ms. Putra and Mr. Kirchmeier are trustees and (iv) 1,304 shares of common stock held by Mr. Kirchmeier. Ms. Putra and Mr. Kirchmeier have shared voting and dispositive power over the shares held by the Living Trust, the Putra Trust and the Kirchmeier Trust. Ms. Putra and Mr. Kirchmeier are former employees of our company. See “Certain Relationships and Related Party Transactions—Employment Arrangements and Separation Agreements” for a description of material transactions between us, on the one hand, and Ms. Putra and Mr. Kirchmeier, on the other hand, during the past three years.
(4)	Consists of 2,115,438 shares of common stock held by Dragoneer Global Fund II, L.P. (the “Dragoneer Fund”). Dragoneer Global Fund II GP, LLC (the “Dragoneer GP”) is the sole general partner of the Dragoneer Fund. Dragoneer Investment Group, LLC (the “Dragoneer Adviser”) is a registered investment advisor under the Investment Advisers Act of 1940, as amended, and the investment advisor to the Dragoneer Fund. Marc Stad is the managing member of the Dragoneer Adviser and the Dragoneer GP.
(5)	Consists of shares of common stock issuable upon the exercise of options that are exercisable on or before March 1, 2017.
(6)	Includes (i) 5,874,337 shares of common stock held by ABS Ventures, IX, L.P., (ii) 86,956 shares of common stock held by one of Mr. Ellertson’s children, (iii) 941,417 shares of common stock held by the Living Trust, of which Ms. Putra and Mr. Kirchmeier are trustees, (iv) 521,739 shares of common stock held by the Putra Trust, of which Ms. Putra and Mr. Kirchmeier are trustees, (v) 521,739 shares of common stock held by the Kirchmeier Trust, of which Ms. Putra and Mr. Kirchmeier are trustees, (vi) 1,304 shares of common stock held by Mr. Kirchmeier, and (vii) 771,664 shares of common stock issuable upon the exercise of options that are exercisable on or before March 1, 2017 held by the directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that options granted to Claudia Dent in connection with her appointment as an executive officer in November 2016 were reported on Form 3 rather than Form 4.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned during the years ended December 31, 2016 and 2015 by our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation		Total
Jaime Ellertson(3)	2016	$250,000	$—		$—	$100,000	$3,995	(4)	$353,995
President, Chief Executive Officer and Chairman of the Board of Directors	2015	250,000	—		4,040,226	140,000	25,912	(5)	4,456,138

Joel Rosen	2016	$270,000	$25,000	(6)	$933,246	$76,500	$—		$1,304,746
Chief Marketing Officer

Elliot J. Mark	2016	$225,000	$—		$541,031	$85,000	$—		$851,031
Senior Vice President and General Counsel

(1)	This column reflects the full grant date fair value of options granted during the year as measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (ASC 718) as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in note (13) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	See “—Employment Arrangements—2015 Bonus Plan” and “—Employment Arrangements—2016 Bonus Plan” below for descriptions of the material terms of the plans pursuant to which this compensation was awarded.
(3)	Mr. Ellertson is also a member of our Board, but did not receive any additional compensation in his capacity as a director.
(4)	Includes amounts paid to Mr. Ellertson for company use of his primary residence for company-related events.
(5)	Includes amounts paid to Mr. Ellertson for company use of his primary residence, vacation residence and boat for company related events.
(6)	Consists of a signing bonus paid to Mr. Rosen pursuant to his employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2016.

Option Awards(1)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price(2) ($)	Option expiration date
Jaime Ellertson	7/15/2015	162,891	358,362	(3)	13.63	7/15/2025
Joel Rosen	5/11/2016	—	104,348	(4)	14.66	5/11/2026
Elliot J. Mark	1/6/2016	15,217	45,653	(5)	14.66	1/6/2026

(1)	All of the option awards listed in the table above were granted under our 2008 Equity Incentive Plan.
(2)	All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, which was based on the closing market price of our common stock as reported on the NASDAQ Global Market in the case of awards granted after our IPO, and which was determined in good faith by our Board with the assistance of a third-party valuation expert in the case of awards granted prior to our IPO.
(3)	Option vests over a four-year period as to 25% of the common stock underlying the option on July 15, 2016 and as to 75% of the common stock underlying the option in 12 equal quarterly installments at the end of each three-month period thereafter, subject to Mr. Ellertson’s continuous service through each vesting date.
(4)	Option vests over a four-year period as to 25% of the common stock underlying the option on January 20, 2017 and as to 75% of the common stock underlying the option in 12 equal quarterly installments at the end of each three-month period thereafter, subject to Mr. Rosen’s continuous service through each vesting date.
(5)	Option vests over a four-year period as to 25% of the common stock underlying the option on November 16, 2016 and as to 75% of the common stock underlying the option in 12 equal quarterly installments at the end of each three-month period thereafter, subject to Mr. Mark’s continuous service through each vesting date.

See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.

Pension Benefits

None of our named executive officers participate, or have an account balance, in any qualified or non-qualified defined benefit plans sponsored by us.

Employment Arrangements

Below are written descriptions of our employment agreements with each of our named executive officers. Each of our named executive officers’ employment is “at will” and may be terminated at any time.

Jaime Ellertson. We entered into an employment agreement with Mr. Ellertson in July 2012 setting forth the terms of his employment. Mr. Ellertson was entitled to an initial annual base salary of $250,000, which has not been subsequently increased. Pursuant to the agreement, Mr. Ellertson was granted a restricted stock award of 1,351,349 shares of our common stock in July 2012. Mr. Ellertson is also eligible to receive annual performance bonuses pursuant to the company bonus plans described below, with a target bonus of $200,000 for 2016. Mr. Ellertson’s employment agreement also provides for certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”

Joel Rosen. We entered into an employment agreement with Mr. Rosen in January 2016 setting forth the terms of his employment. Mr. Rosen was entitled to an initial base salary of $270,000, which has not been subsequently increased. Pursuant to the agreement, Mr. Rosen was granted a stock option to purchase 104,348 shares of our common stock in May 2016 that is subject to vesting as to 25% of the underlying shares on January 20, 2017 and as to the remaining shares in equal quarterly installments over 12 quarters thereafter, subject to Mr. Rosen’s continued service. Mr. Rosen is also eligible to receive annual performance bonuses pursuant to the company bonus plans described below, with a target bonus of $90,000 for 2016. Mr. Rosen’s employment agreement also provides for certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change on Control.”

Elliot J. Mark. We entered into an employment agreement with Mr. Mark in November 2015 setting forth the terms of his employment. Mr. Mark was entitled to an initial base salary of $225,000, which has not been subsequently increased. Pursuant to the agreement, Mr. Mark was granted a stock option to purchase 60,870 shares of our common stock in January 2016 that is subject to vesting as to 25% of the underlying shares on November 16, 2016 and as to the remaining shares in equal quarterly installments over 12 quarters thereafter, subject to Mr. Mark’s continued service. Mr. Mark is also eligible to receive annual performance bonuses pursuant to the company bonus plans described below, with a target bonus of $100,000 for 2016. Mr. Mark’s employment agreement also provides for certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change on Control.”

2015 Bonus Plan

Mr. Ellertson was eligible to participate in our 2015 management incentive plan, or the 2015 bonus plan. Bonuses were measured as of December 31, 2015 and paid in May 2016. The 2015 bonus plan was designed to motivate and reward executives for the attainment of company-wide performance goals. The annual cash target for Mr. Ellertson was set at $200,000, 65% of which was subject to the achievement of certain sales targets and 35% of which was subject to the achievement of other company objectives. Mr. Ellertson was eligible to receive more than 100% of his target bonuses if the company’s performance exceeded the targets set forth in the 2015 bonus plan. Mr. Ellertson received a bonus of $140,000 pursuant to the 2015 bonus plan.

2016 Bonus Plan

Messrs. Ellertson, Rosen and Mark are eligible to participate in our 2016 management incentive plan, or the 2016 bonus plan. Bonuses are measured as of December 31, 2016 and are expected to be paid in April 2017. The 2016 bonus plan was designed to motivate and reward executives for the attainment of company-wide performance goals. The annual cash targets for Messrs. Ellertson, Rosen and Mark were set at $200,000, $90,000 and $100,000, respectively, 90% of which was subject to the achievement of certain sales, customer retention and growth targets and 10% of which was subject to the achievement of other company objectives. Messrs. Ellertson, Rosen and Mark were eligible to receive more than 100% of their target bonuses if the company’s performance exceeded the targets set forth in the 2016 bonus plan. Messrs. Ellertson, Rosen and Mark will receive bonuses of $100,000, $76,500 and $85,000, respectively, pursuant to the 2016 bonus plan.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary.

Jaime Ellertson. Pursuant to his employment agreement, if Mr. Ellertson’s employment with us ends due to his resignation for “good reason” or his termination by us other than for “cause,” he is entitled to (1) continued payment of his base salary for twelve months following his termination and (2) payment of premiums for continued health benefits under either the Company’s sponsored health care program, or COBRA, for twelve months. If Mr. Ellertson’s employment with us ends due to his death or disability, he (or his estate in the event of death) is entitled to continued payment of his base salary for six months following the termination of his employment. Mr. Ellertson’s benefits are conditioned, among other things, on his complying with his post- termination obligations under his employment agreement and signing a general release of claims in our favor. In addition, if our company undergoes a change of control and Mr. Ellertson undergoes an involuntary termination of his employment with us or our successor within 12 months following such change of control, 521,253 of Mr. Ellertson’s outstanding stock options will vest as to 100% of the then-unvested underlying shares of common stock.

Joel Rosen. Pursuant to his employment agreement, if Mr. Rosen’s employment with us ends due to his resignation for “good reason” or his termination by us other than for “cause,” he is entitled to (1) continued payment of his base salary for six months following his termination and (2) payment of premiums for continued health benefits under either the Company’s sponsored health care program, or COBRA, for the severance period. If Mr. Rosen’s employment with us ends due to his death or disability, he (or his estate in the event of death) is entitled to continued payment of his base salary for three months following the termination of his employment. Mr. Rosen’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement and signing a general release of claims in our favor. In addition, if our company undergoes a change of control and Mr. Rosen undergoes an involuntary termination of his employment with us or our successor within 12 months following such change of control, Mr. Rosen’s outstanding stock options will vest as to 100% of the then-unvested underlying shares of common stock.

Elliot J. Mark. Pursuant to his employment agreement, if Mr. Mark’s employment with us ends due to his resignation for “good reason” or his termination by us other than for “cause,” he is entitled to (1) continued payment of his base salary for six months following his termination and (2) payment of premiums for continued health benefits under either the Company’s sponsored health care program, or COBRA, for the severance period. If Mr. Mark’s employment with us ends due to his death or disability, he is entitled to one-twelfth (1/12) of his base salary for three months following the termination of his employment. Mr. Mark’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement and signing a general release of claims in our favor. In addition, if our company undergoes a change of control and Mr. Mark undergoes an involuntary termination of his employment with us or our successor within 12 months following such change of control, Mr. Mark’s outstanding stock options will vest as to 100% of the then-unvested underlying shares of common stock.

401(k) Plan

We maintain a defined contribution retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Director Compensation

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2016 by our directors who were not also our employees. Jaime Ellertson, our President and Chief Executive Officer, is also a member of our Board, but did not receive any additional compensation for his service as a director. Mr. Ellertson’s compensation as an executive officer is set forth above under “Executive and Director Compensation— Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard D’Amore	14,048	—	—	14,048
Bruns Grayson	12,416	—		12,416
David Henshall	12,416	—		12,416
Kent Mathy	12,742	—		12,742
Cinta Putra	9,802	—	—	9,802

(1)	The table below shows the aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2016:

Name	Option Awards (#)
Richard D’Amore(1)	17,392
Bruns Grayson(1)	17,392
David Henshall(1)	17,392
Kent Mathy(2)	53,190
Cinta Putra	—

(1)	Option vests over a three-year period in 12 equal quarterly installments beginning on July 15, 2015, subject to the recipient’s continued service on our Board through each vesting date. Option will vest in full upon our company undergoing a change of control.
(2)	Option is vested in full.

Non-Employee Director Compensation Policy

Our Board adopted a director compensation policy for non-employee directors. The policy provides for the compensation of non-employee directors with cash and equity compensation. Under the policy, each non-employee director receives an annual board service retainer of $30,000. The chairperson of each of our audit committee, our compensation committee and our nominating and corporate governance committee receive additional annual committee chair service retainers of $10,000, $5,000 and $5,000, respectively. Other members of our audit committee, our compensation committee and our nominating and corporate governance committee receive additional annual cash retainers of $3,000 for each such committee of which they are a member. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the board service occurs, prorated for any partial quarters of service. We also reimburse all reasonable out- of-pocket expenses incurred by non-employee directors in attending meeting of our Board or any committee thereof.

In addition to cash compensation, each non-employee director is eligible to receive the nonqualified stock options described below pursuant our 2016 Equity Incentive Plan, or 2016 Plan. Each continuing non-employee director as of the date of each annual meeting of our stockholders will receive an annual grant of a nonqualified stock option to purchase 7,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on such grant date, which will vest in full on the earlier of the first anniversary of such grant date or the date of the next annual stockholders’ meeting, provided that the applicable non-employee director is, as of such vesting date, then a director of our company. All stock options granted under this policy have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Any options granted to a non-employee director pursuant to this policy will become fully vested upon a change in control, as long as such director is providing continuous service as of the date of such change in control. All equity awards under this policy will also be subject to the limitations on compensation payable to non-employee directors set forth in the 2016 Plan.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)
2008 Equity Incentive Plan	1,833,811		$9.89	—
2016 Equity Incentive Plan	50,614		$15.19	1,954,869	(2)
2016 Employee Stock Purchase Plan	—	(3)	—	500,000	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	1,884,425		$10.02	2,454,869

(1)	No further grants were made under the 2008 Equity Incentive Plan after the completion of our initial public offering on September 21, 2016.
(2)	The number of shares of common stock reserved for issuance under the 2016 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2017 and continuing through and including January 1, 2026, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2016 Equity Incentive Plan, an additional 814,520 shares were added to the number of available shares effective January 1, 2017.
(3)	Does not include purchase rights accruing under the 2016 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.
(4)	The number of shares of common stock reserved for issuance under the 2016 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2017 and continuing through and including January 1, 2026, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 200,000 shares of our common stock or (iii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2016 Employee Stock Purchase Plan, an additional 200,000 shares were added to the number of available shares effective January 1, 2017.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Prior to our initial public offering, we did not have a formal policy regarding approval of transactions with related parties. In connection with our initial public offering, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Except as described below, there have been no transactions since January 1, 2016 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive and Director Compensation.”

Investors’ Rights Agreement

Investors’ Rights Agreement

We are a party to an investors’ rights agreement with, among others, Cinta Putra, Jaime Ellertson and ABS Ventures IX L.P. The investors’ rights agreement, among other things, grants these stockholders specified registration rights with respect to shares of our common stock held by them.

Employment Arrangements and Separation Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements with our named executive officers, see “Executive and Director Compensation—Employment Arrangements.”

Steve Kirchmeier, one of our co-founders, was formerly employed by us as Associate Vice President of Sales. For the years ended December 31, 2014, December 31, 2015 and December 31, 2016, we paid Mr. Kirchmeier total cash compensation of approximately $491,000, $479,000 and $475,000, respectively. Mr. Kirchmeier is also the husband of Cinta Putra, one of our co-founders and a member of our Board. Mr. Kirchmeier’s employment with us ended in January 2017.

Stock Option Grants to Directors and Executive Officers

We have granted stock options to our certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers see “Executive and Director Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Certain of the transactions described above were entered into prior to the adoption of the written policy, but all such transactions were approved by our Board considering similar factors to those described above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Everbridge, Inc., Attn: Corporate Secretary, 25 Corporate Drive, 4th Floor, Burlington, Massachusetts 01803 or call us at 1-888-366-4911. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Elliot J. Mark

Corporate Secretary

April 7, 2017

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, is available without charge upon written request to: Everbridge, Inc., Attn: Corporate Secretary, 25 Corporate Drive, 4th Floor, Burlington, Massachusetts, 01803.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2017.

Vote by Internet • Go to www.envisionreports.com/EVBG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold
01 - Jaime Ellertson	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐	3. To conduct any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof).	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Everbridge, Inc.

Notice of 2017 Annual Meeting of Stockholders

25 Corporate Drive, Burlington, MA 01803

Proxy Solicited by Board of Directors for Annual Meeting – May 17, 2017

Kenneth S. Goldman and Elliot J. Mark, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Everbridge, Inc. to be held on May 17, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominee listed and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)